                                  SCHEDULE 14A

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for use of the commission only (as permitted by rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / /  Soliciting Material Under Rule 14a-12

                             Penn Series Funds, Inc.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

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                        SUPPLEMENT TO THE PROXY STATEMENT

                             PENN SERIES FUNDS, INC.
                                600 DRESHER ROAD
                           HORSHAM, PENNSYLVANIA 19044

                                   ----------

                             MEETING OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER 31, 2003

On page 3 of the Proxy Statement, the following replaces the third paragraph and the accompanying table:

     The record date for determining Shareholders entitled to vote at the Meeting is September 15, 2003. The following table sets forth the net assets and approximate number of shares issued and outstanding for each Fund of the Company as of the close of business on September 15, 2003.

              FUND                          NET ASSETS        SHARES OUTSTANDING
              ----                          ----------        ------------------
Money Market Fund                     $   112,594,290.86          112,594,291
Limited Maturity Bond Fund            $    46,993,370.01            4,287,716
Quality Bond Fund                     $   171,198,005.21           15,677,473
High Yield Bond Fund                  $    76,253,198.94            9,713,783
Flexibly Managed Fund                 $   604,850,169.73           28,198,143
Core Equity Fund                      $    10,416,479.05            1,783,644
Growth Equity Fund                    $    96,466,401.66            9,374,772
Large Cap Value Fund                  $   206,649,896.86           13,103,988
Large Cap Growth Fund                 $    11,797,131.13            1,196,464
Index 500 Fund                        $   209,746,765.95           29,709,174
Mid Cap Growth Fund                   $    54,121,090.26            9,331,222
Mid Cap Value Fund                    $    68,817,699.91            5,932,560
Strategic Value Fund                  $    12,454,425.33            1,294,639
Emerging Growth Fund                  $   104,670,505.75            6,286,517
Small Cap Value Fund                  $   122,742,642.10            7,385,237
International Equity Fund             $   115,003,141.88            9,680,399
REIT Fund                             $    11,661,534.56            1,053,436